Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Proxy Statement and Prospectus (the Proxy/Prospectus) constituting part of this Registration Statement on Form N-14 (the Registration Statement) of Fidelity Investment Trust: Fidelity Japan Fund, of our report dated December 18, 2009, on the financial statements and financial highlights included in the October 31, 2009 Annual Report to Shareholders of Fidelity Investment Trust: Fidelity Japan Fund.

We further consent to the references to our Firm under the headings "Experts" and "Additional Information About the Funds" in the Proxy/Prospectus and to the references to our Firm under the headings "Financial Highlights" in the December 30, 2009 Prospectuses and "Independent Registered Public Accounting Firm" in the December 30, 2009 Statements of Additional Information for Fidelity Investment Trust: Fidelity Japan Fund and Fidelity Advisor Series VIII: Fidelity Adviser Japan Fund, which are also incorporated by reference into the Proxy/Prospectus.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
September 15, 2010